        Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-3 No. 333-264803) of Neoleukin Therapeutics, Inc.,
(2) Registration Statement (Form S-8 Nos. 333-194490, 333-203179, 333-210172, 333-216572, 333-223589, 333-234734, 333-237124, 333-238021, 333-254725, 333-263190, and 333-270704) of Neoleukin Therapeutics, Inc., and
(3) Registration Statement (Form S-8 No. 333-277186) pertaining to the 2018 Equity Incentive Plan, 2023 Equity Incentive Plan and 2023 Employee Stock Purchase Plan of Neurogene Inc.;
of our report dated August 18, 2023 (except for the effects of the exchange ratio disclosed in Note 1, sub-section Reverse Merger and Pre-Closing Financing, as to which the date is March 18, 2024) with respect to the financial statements of Neurogene Inc. included in this Annual Report (Form 10-K) of Neurogene Inc. for the year ended December 31, 2022.
/s/ Ernst & Young LLP

Stamford, Connecticut

March 18, 2024